UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 12, 2011

PAETEC Holding Corp.

(Exact name of registrant as specified in its charter)

Delaware	000-52486	20-5339741
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One PAETEC Plaza 600 Willowbrook Office Park Fairport, New York		14450
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (585) 340-2500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

PAETEC Holding Corp. (the “Company”) will seek $225 million principal amount of new senior secured credit facilities to replace its existing credit facilities. The new credit facilities will consist of a five-year senior secured revolving credit facility in an aggregate principal amount of $125 million and a seven-year senior secured term loan facility in an aggregate principal amount of $100 million. The proceeds from borrowings under the new credit facilities will be used for general corporate purposes, including repayment of the $25 million principal amount of borrowings outstanding under the Company’s existing senior secured revolving credit facility and to complete the recently announced acquisition of XETA Technologies, Inc., the closing of which is subject to customary closing conditions. The closing of the new credit facilities is expected to occur in the second quarter of 2011. PAETEC’s ability to obtain the new credit facilities on terms that are acceptable to it will be subject to market conditions and customary closing conditions.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PAETEC Holding Corp.

Date: April 12, 2011	/s/ Keith M. Wilson
Keith M. Wilson Executive Vice President and Chief Financial Officer (Duly Authorized Officer)

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